Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Nos. 333-210786 and 333-222671) on Form S-3 and (Nos. 333-147490, 333-148544, 333-185617, 333-196621, and 333-208146) on Form S-8 of Synthesis Energy Systems, Inc. of our report dated January 10, 2020, relating to the consolidated financial statements of Synthesis Energy Systems, Inc., appearing in this Annual Report on Form 10-K of Synthesis Energy Systems, Inc. for the year ended June 30, 2019.

/s/ RSM US, LLP

Houston, Texas

January 10, 2020